EXHIBIT 99.1

 Central Garden & Pet Announces Record Second Quarter Earnings for Fiscal 2005;
                 A 14% Increase in Earnings Per Share to $1.04;
  Innovation, Acquisitions and Margin Expansion Initiatives Drive Performance

     WALNUT CREEK, Calif.--(BUSINESS WIRE)--May 4, 2005--

               Re-Affirms Guidance of 10% Sales Growth and 25% EPS
                             Growth for Fiscal 2005

     Central Garden & Pet Company (Nasdaq:CENT) today announced record results for its fiscal second quarter ended March 26, 2005.
     Net sales for the fiscal second quarter were $378.9 million, an increase of 5.5% from $359.0 million in the second quarter of fiscal 2004. Net income was $22.4 million for the quarter, an increase of 19% compared to $18.8 million in the second quarter of fiscal 2004. Fully-diluted earnings per share was $1.04, compared to $0.91 in the second quarter of fiscal 2004, an increase of 14.3%. Depreciation and amortization in the quarter was $4.6 million.
     Net sales for the Garden Products segment were $220.4 million, an increase of 3.0% compared to the second quarter of fiscal 2004. Operating income for the Garden Products segment was $24.2 million, a decline of 9.9% compared to the second quarter of fiscal 2004. Net sales for the Pet Products segment were $158.4 million, an increase of 9.2% compared to the second quarter of fiscal 2004. Operating income for the Pet Products segment was $23.6 million, an increase of 50.3% compared to the second quarter of fiscal 2004.
     "We continue to post solid overall results," noted Glenn Novotny, President and Chief Executive Officer of Central Garden & Pet. "Our commitment to new product innovation, growth and development of strategic acquisitions, and incremental sales and operating leverage opportunities continue to drive margins and returns for shareholders. We believe we are on our way to achieving our outlined sales growth of approximately 10% and earnings per share growth of approximately 25% for fiscal 2005."
     The Company reiterated its fiscal 2005 guidance of approximately $1.4 billion in sales and an earnings range of $2.44 to $2.54 per fully diluted share. Included in this guidance is the contribution from Gulfstream Home & Garden, acquired in February 2005.
     Net sales for the first six months of fiscal 2005 were $644.4 million, an increase of 10.9% from $581.3 million in the comparable period of fiscal 2004. Net income was $24.9 million for the first six months of fiscal 2005, an increase of 36.8% compared to $18.2 million in the comparable period of fiscal 2004. Fully-diluted earnings per share was $1.16 for the first six months of fiscal 2005, compared to $0.88 in the comparable period of fiscal 2004, an increase of 31.8%.
     Net sales for the Garden Products segment for the first six months of fiscal 2005 were $329.3 million, an increase of 7.3% compared to $306.8 million in the comparable period of fiscal 2004. Operating income for the Garden Products segment in the first six months of fiscal 2005 was $23.4 million, a decline of 2.5% compared to $24.0 in the comparable period of fiscal 2004. Net sales for the Pet Products segment for the first six months of fiscal 2005 were $315.2 million, an increase of 14.8% compared to $274.5 in the comparable period of fiscal 2004. Operating income for the Pet Products segment in the first six months of fiscal 2005 was $41.7 million, an increase of 56.8% compared to $26.6 million in the comparable period of fiscal 2004.
     The Company will discuss its fiscal second quarter 2005 results on a conference call today at 4:30 p.m. ET. The conference call will be simultaneously broadcast over the Internet through Central's website, http://www.centralgardenandpet.com/. To listen to the webcast, please log on to the website prior to the scheduled call time to register and download any necessary audio software.
     Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the pet and lawn and garden supplies markets. Our pet products include pet bird and small animal food, aquarium products, flea, tick, mosquito and other pest control products, edible bones, cages, carriers, pet books, and other dog, cat, reptile and small animal products. These products are sold under a number of brand names, including Kaytee, All-Glass Aquarium, Oceanic, Kent Marine, Energy Savers Unlimited, Zodiac, Pre-Strike, Altosid, Nylabone, TFH, Four Paws and Interpet. Our lawn and garden products include grass seed, wild bird food, weed and insect control products, decorative outdoor patio products and ant control products. These products are sold under a number of brand names, including Pennington, Norcal Pottery, New England Pottery, GKI/Bethlehem Lighting, Lilly Miller, Matthews Four Seasons, AMDRO, Grant's, Sevin and Over'n Out. For additional information on Central Garden & Pet, including access to the Company's SEC filings, please visit the Company's website at http://www.centralgardenandpet.com/.
     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including future earnings guidance, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings including, without limitation, the resolution of litigation between the Company and Hebert Axelrod. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

(Tables Follow)

                     Central Garden & Pet Company

                   Consolidated Statements of Income

                              (Unaudited)
               (In thousands, except per share amounts)


                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               March 26, March 27, March 26, March 27,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Net Sales                      $378,854  $358,985  $644,430  $581,335
Cost of Goods Sold and
 Occupancy                      251,980   246,959   431,515   407,238
                               --------- --------- --------- ---------

     Gross Profit               126,874   112,026   212,915   174,097

Selling, General and
 Administrative
     Expenses                    87,198    77,669   163,723   136,180
                               --------- --------- --------- ---------

     Income from Operations      39,676    34,357    49,192    37,917

Interest Expense                 (5,610)   (4,459)  (10,908)   (8,564)
Interest Income                     107       123       210       322
Other Income                      1,974       985     1,654       270
                               --------- --------- --------- ---------

     Income Before Income Taxes  36,147    31,006    40,148    29,945

Income Taxes                     13,775    12,162    15,260    11,746
                               --------- --------- --------- ---------

     Net Income                 $22,372   $18,844   $24,888   $18,199
                               ========= ========= ========= =========

Basic Earnings Per Common
 Share:                           $1.08     $0.94     $1.20     $0.91

Diluted Earnings Per Common
 Share:                           $1.04     $0.91     $1.16     $0.88

Weighted Average Shares
 Outstanding:
     Basic                       20,760    20,030    20,658    19,939
     Diluted                     21,515    20,803    21,391    20,646



                     Central Garden & Pet Company

                 Condensed Consolidated Balance Sheets

                             (Unaudited)
                            (In thousands)


                                         March      March    September
                                           26,        27,       25,
                                          2005       2004      2004
                                       ----------- --------- ---------
Assets
Current Assets:
    Cash and Equivalents                  $10,701   $12,568   $12,221
    Restricted Investments                 15,195    15,179    14,936
    Accounts Receivable                   237,044   225,381   183,979
    Inventories                           304,722   252,614   237,913
    Prepaid Expenses and Other             21,919    10,766    15,811
                                       ----------- --------- ---------

    Total Current Assets                  589,581   516,508   464,860

Property & Equipment - Net                106,956   101,347   105,612

Goodwill                                  339,792   281,108   338,384
Deferred Income Taxes and Other Assets     70,803    54,374    51,341
                                       ----------- --------- ---------

Total                                  $1,107,132  $953,337  $960,197
                                       =========== ========= =========


Liabilities & Shareholders' Equity
Current Liabilities:
    Accounts Payable                     $137,791  $133,543  $105,933
    Accrued Expenses                       82,613    55,663    64,948
    Current Portion of Long-Term Debt       1,750     1,027     1,025
                                       ----------- --------- ---------

    Total Current Liabilities             222,154   190,233   171,906

Long-Term Liabilities                     366,950   311,296   304,775
Other Long-Term Obligations                 4,189     1,580     3,720
Convertible Redeemable Preferred Stock      3,000     3,000     3,000

Shareholders' Equity                      510,839   447,228   476,796
                                       ----------- --------- ---------


  Total                                $1,107,132  $953,337  $960,197
                                       =========== ========= =========


     CONTACT: Central Garden & Pet
              Paul Warburg, 925-948-3686